CODE OF ETHICS

AMERISRAEL CAPITAL MANAGEMENT LLC

Adopted September 28, 2007

Section A: Definitions

1.

"Access person" means

a.

Any director or officer of the Adviser, and

b.

Any of the Adviser’s supervised persons:  (i) who has access to nonpublic information regarding any client’s purchase or sale of securities, or (ii) who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

2.

"Adviser" means AmerIsrael Capital Management LLC.

3.

“Beneficial ownership” means ownership or any benefits of ownership, including the opportunity to directly or indirectly profit or otherwise obtain financial benefits from any interest in a security.

4.

"Compliance Officer" means the chief compliance officer of the Adviser. In the case of activities of or requests by the Compliance Officer, the compliance duties will be performed by another senior officer of the Adviser.

5.

"Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities & Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to investment advisers, and any rules adopted thereunder by the Securities & Exchange Commission or the Department of the Treasury.

6.

"Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as "security," or any certificate of interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing, including options and other related securities, except that the term "security" shall not include securities issued by the government of the United States, bankers' acceptance, bank certificates of deposit, commercial paper and high quality short-term debt instruments, and shares of unaffiliated registered open-end investment companies.

Section B:  Statement of General Principles

1.

All supervised persons of the Adviser shall adhere to the following principles:

a.

The duty of an access person at all times is to place the interest of the Adviser’s clients first;

b.

All personal securities transactions shall be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

c.

Supervised persons shall not take inappropriate advantage of their positions.

2.

Supervised persons shall comply at all times with all applicable Federal securities laws.

3.

Supervised persons shall at all times maintain the confidentiality of client identities, security holdings, financial circumstances and other confidential information.

4.

Supervised persons shall report any violations of this Code of Ethics promptly to the Compliance Officer.  No retaliation is permitted against someone who reports a violation.

Section C:  Compliance Procedures and Reports

1.

The Compliance Officer shall maintain a list of all persons who currently are, or within the past five years were, access persons.  The Compliance Officer shall institute procedures to review the reports required by this Section C.  The Compliance Officer will provide each supervised person with a copy of this Code of Ethics and any amendments.  Each supervised person will provide to the Compliance Officer a written acknowledgement of their receipt of this Code of Ethics and any amendments, and the Compliance Officer will maintain a record of all such acknowledgements.  The Compazine Officer will maintain a record of any violation of this code of Ethics, and any action taken as a result of the violation.

2.

No later than 10 days after a person becomes an access person, every access person will report to the Adviser the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an access person):

a.

The title and type of security, ticker or CUSIP number, number of shares and principal amount of each security in which the access person has any direct or indirect beneficial ownership when the person became an access person,

b.

The name of any broker/dealer with whom the access person maintained an account when the person became an access person, and

c.

The date the report is submitted.

3.

a.

Each access person will report to the Adviser a listing of each completed securities transaction in which the access person had any direct or indirect beneficial interest.  The report shall be submitted no later than 30 days after the end of the calendar quarter in which the transactions to which the report relates were effected and shall contain the following information:

i.

The date of the transaction, the title, the ticker or CUSIP number, interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security involved,

ii.

The nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition),

iii.

The price at which the transaction was effected,

iv.

The name of the broker, dealer or bank with or through whom the transaction was effected, and

v.

The date the report is submitted.

b.

The transaction report shall also include, with respect to any account established by the access person during the preceding calendar quarter:

i.

The name of the broker, dealer or bank with whom the access person established the account

ii.

The date the account was established, and

iii.

The date the report is submitted.

4.

An access person need not make such a report with respect to a transaction effected for any account over which he or she does not have any direct or indirect influence or control, or with respect to transactions effected pursuant to an Automatic Investment Plan.  An Automatic Investment Plan is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

5.

The Compliance Officer will comply with Sections C and D of this Code by preclearing trades with and reporting trades to an Alternative Compliance Officer.

6.

[By February 1] of each year, all access persons shall annually provide the following information (as of a date no more than 45 days before the report is submitted):

a.

The title and type of security, ticker or CUSIP number, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership,

b.

The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person, and

c.

The date the report is submitted

Section D:  Prohibited Activities

1.

In connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any client where such purchase or sale is made by a supervised person, such person shall not

a.

Employ any device, scheme or artifice to commit fraud,

b.

Make to a client any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements make, in light of the circumstances under which they are made, not misleading,

c.

Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a client, or

d.

Engage in any manipulative practice with respect to a client.

2.

No access person shall acquire securities in a private placement or initial public offering without the prior approval of the Compliance Officer.  In granting any approval, the Compliance Officer must take into account, among other factors, whether the investment opportunity should be reserved for clients, and whether the opportunity is being offered to an individual by virtue of his or her position with the Adviser.  The Compliance Officer must maintain a record of any decision to approve the acquisition, and the reasons supporting the decision, for at least 5 years after the end of the fiscal year in which the approval was granted.